UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):  November 7, 2016

QS Energy, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	0-29185	52-2088326
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5266 Hollister Avenue, Suite 219 Santa Barbara, California	93111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 845-3581

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 7, 2016, the Board of Directors of QS Energy, Inc. (“QS Energy”) unanimously approved amending Article 3, Section 2 of the Amended and Restated ByLaws (as amended and restated to date, the “ByLaws”), effective immediately, to classify the Directorships of the Board of Directors into three separate classes, to be elected to staggered three year terms. As amended, the classified structure of the Board shall help ensure long term balance, experience, and continuity on the Board of Directors.

On November 10, 2016, the Board of Directors of QS Energy, by unanimous written consent, approved amendments to Article 2, Sections 1 and 11 of the ByLaws, effective immediately, to permit QS Energy to hold its stockholder meetings exclusively by remote means, including without limitation via webcast or webinar. As amended, the ByLaws facilitate the ability of QS Energy to offer convenient access to all stockholders to attend and participate in stockholder meetings.

A copy of the amended sections of the ByLaws is attached hereto as Exhibit 3.2. The foregoing descriptions of the amendments to the Amended and Restated ByLaws are qualified in their entirety by reference to the full text thereof. For avoidance of doubt, with the exception of the above Sections, the Amended and Restated ByLaws remain unchanged and in full force and effect.

Item 8.01 Other Events

On November 7, 2016, the whole Board of Directors of QS Energy unanimously approved, pursuant to Article 3, Section 2 of the ByLaws, fixing the number of Directors of QS Energy at six (6).

On November 10, 2016, the Board of Directors of QS Energy, by unanimous written consent, in furtherance of the decision by the Board of Directors to fix the number of Directors at six (6) and to provide for three classes of Directors, classified the current Directors of the Company as follows:

Class I:	Charles Blum
Nathan Shelton

Class II:	Thomas Bundros
Don Dickson

Class III:	Mark Stubbs
Gregg Bigger

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

The following exhibit is filed herewith:

	Exhibit Number	Description

	3.2	Amendments to the Amended and Restated Bylaws of QS Energy, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2016	QS ENERGY, INC.
	By:	/s/ Greggory Bigger
	Name:	Greggory Bigger
	Title:	Chief Executive Officer

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